SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003

BULL RUN CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA	0-9385	58-2458679
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319
(Address of principal executive offices) (Zip Code)

(404) 266-8333
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits –
          Exhibit 99 — Press release dated December 8, 2003

Item 9. Regulation FD Disclosures

On December 8, 2003, Bull Run Corporation issued a press release reporting that it had received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum stockholders’ equity requirement for continued listing, and that its securities are therefore subject to delisting from the Nasdaq SmallCap Market. A copy of the press release is hereby attached hereto as Exhibit 99 and incorporated herein by reference.

The information in this Report, including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2003		BULL RUN CORPORATION

	By:	/s/ FREDERICK J. ERICKSON Frederick J. Erickson Vice President - Finance, Chief Financial Officer, Treasurer and Assistant Secretary

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